POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and

Schedules 13D and 13G and Amendments

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby

constitute(s) and appoint(s) Ronald M. Clark the true and lawful attorney-in-fact of the undersigned to:

(1) execute, for and on behalf of the undersigned, any one or more Forms 3, 4,

and 5, and any amendments thereto, in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"); and any

Schedules 13D and 13G, and any amendments thereto, in accordance with

Section 13 of the Exchange Act, and the rules thereunder;

(2) do and perform any and all acts, for and on behalf of the undersigned,

that may be necessary or desirable to complete the execution of any such

Forms 3, 4 or 5, and Schedules 13G and 13D, and any amendments to any of the foregoing, and the timely filing of such forms and schedules with the

United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned,

pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grant(s) to the foregoing attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue of this Power of

Attorney and the rights and powers herein granted.  The undersigned acknowledge(s) that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act, or other applicable securities laws or rules.

IN WITNESS WHEREOF, the undersigned has (have) caused this Power of

Attorney to be executed as of this 28th day of January, 2008.

POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and Schedules 13D and 13G and Amendments

SG-1890, LLC

By:  /s/ W.R. Stephens, Jr.

Name: W.R. Stephens, Jr.

Title: Manager

  /s/ Bess C. Stephens

Bess C. Stephens

J&J Partners

By:  Jon E.M. Jacoby

Name: Jon E.M. Jacoby

Title: Managing Partner

Jacoby Enterprises, Inc.

By:  Jon E.M. Jacoby

Name: Jon E.M Jacoby

Title: President

Jackson T. Stephens Grandchildren's Trust AAAA

By:  Jon E.M. Jacoby

Name: Jon E.M. Jacoby

Title: Trustee